Exhibit 10.4

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

RIEMER & BRAUNSTEIN LLP

THREE CENTER PLAZA

BOSTON, MASSACHUSETTS 02108

ATTENTION: KEVIN J. LYONS, ESQUIRE

THIS DOCUMENT SECURES OBLIGATIONS WHICH CONTAIN A PROVISION FOR A

VARIABLE RATE OF INTEREST

COLLATERAL ASSIGNMENT OF LEASES AND RENTS

ASSIGNOR:	SSTI 12714 S LA CIENEGA BLVD, LLC, a Delaware limited liability company

ASSIGNEE:	KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent and Lender

COLLATERAL ASSIGNMENT OF LEASES AND RENTS

THIS COLLATERAL ASSIGNMENT OF LEASES AND RENTS is made as of the 1st day of July, 2011 by SSTI 12714 S LA CIENEGA BLVD, LLC, a Delaware limited liability company having an address at c/o Strategic Storage Holdings, LLC, 111 Corporate Drive, Suite 120, Ladera Ranch, CA 92694 (hereinafter called “Assignor”, and the term Assignor shall include, wherever the context permits, its successors and assigns) to KEYBANK NATIONAL ASSOCIATION, a national banking association, as agent under a Credit Agreement (hereinafter, as same may be amended, restated, renewed, replaced, or modified, the “Credit Agreement”) dated as of July 1, 2011 among the Assignor, Strategic Storage Operating Partnership, L.P., a Delaware limited partnership, and various other Subsidiaries and Affiliates thereof as “Borrower”, KeyBank National Association and the other lending institutions which become parties to the Credit Agreement (KeyBank National Association and the other lending institutions which become parties to the Credit Agreement are collectively referred to as the “Lenders” and individually as the “Lender”), and KeyBank National Association, as Agent (hereinafter called the “Agent”), having a place of business at 225 Franklin Street, Boston, Massachusetts 02110, (the term Agent shall include, whenever the context permits, its successors and assigns as the holder of this ASSIGNMENT and the Note and other Obligations secured hereby).

W I T N E S S E T H   T H A T:

1.

Grant of Assignment. This ASSIGNMENT is granted pursuant and subject to the terms, provisions and conditions of the agreement captioned Credit Agreement. Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Credit Agreement.

Assignor, for good and valuable consideration, receipt of which is hereby acknowledged, hereby grants, transfers and assigns to Agent and the Lenders, and grants to Agent and the Lenders a continuing pledge of and security interest in, the entire present and future interest of Assignor in, to and under: (a) all leases, subleases, rental agreements or other occupancy agreements (“Leases”) now or hereafter in existence, with respect to all or any portion of the real property located and known as 12714 S. La Cienega Blvd., Hawthorne, Los Angeles County, California (“Property”); (b) all rents, income and profits of any kind arising from such interests in the Leases and any renewals or extensions thereof for the use and occupation of all or any portion of the Property; (c) all guaranties of and security for the Leases; and (d) all proceeds of the foregoing.

Assignor is the owner of the Property. A legal description of the Property is annexed hereto as Exhibit A.

Assignor further covenants and agrees that this Assignment creates and constitutes an equitable and specific lien upon the aforesaid rents, and that this Assignment does not create or constitute a pledge of or conditional security interest in such rents. This Assignment is intended to be specific, perfected and choate upon the recording of this Assignment as provided in Section 2938 of the California Civil Code.

2.	Obligations Secured. THIS ASSIGNMENT is made for the purpose of securing the “Obligations” as follows:

A. The payment of the principal sum, interest at variable rates, charges and indebtedness evidenced by certain promissory notes (hereinafter individually and collectively referred to as the “Note”) issued under the Credit Agreement, including any extensions, renewals, replacements, increases, modifications and amendments thereof, in the original aggregate amount of up to TWENTY-TWO MILLION DOLLARS ($22,000,000.00) given by Borrower to the order of the respective Lenders;

B. The payment, performance, discharge and satisfaction of each covenant, warranty, representation, undertaking and condition to be paid, performed, satisfied and complied with by Borrower under and pursuant to this Assignment, or the Credit Agreement and also by Borrower under and pursuant to each of the other Loan Documents referred to in, or executed in connection with, the Credit Agreement;

C. The payment of all reasonable costs, expenses, legal fees and liabilities incurred by Agent or any Lender in connection with the enforcement of any of Agent’s or any Lender’s rights or remedies under this Assignment, the other Loan Documents, or any other instrument, agreement or document which evidences or secures any other Obligations or collateral therefor, whether now in effect or hereafter executed; and

D. The payment, performance, discharge and satisfaction of all other liabilities and obligations of Borrower to Agent and the Lenders, whether now existing or hereafter arising, direct or indirect, absolute or contingent, and including, but without limitation express or implied upon the generality of the foregoing, each such liability and obligation of Borrower under any of the Loan Documents and each amendment, extension, modification, replacement or recasting of any one or more of the instruments, agreements and documents referred to herein or therein or executed in connection with the transactions contemplated hereby or thereby.

3.

Warranties and Representations. ASSIGNOR WARRANTS AND REPRESENTS that it is and shall be in the future the sole owner of the entire interests described in Section 1 above and that no rent reserved in the Leases has been or will be in the future otherwise assigned or anticipated, and that no rent for any period subsequent to the date of this Assignment will be collected more than one (1) month in advance except for security deposits and last month’s rents taken in the usual course of business pursuant to Approved Leases; provided however, that Assignor shall be allowed to collect rents more than one (1) month in advance for Leases totaling no more than five percent (5%) of the annual gross revenue for the Property.

ASSIGNOR FURTHER WARRANTS AND REPRESENTS that as of the date hereof: (a) to its actual knowledge, and except as may be reflected in any rent roll provided or made available to Assignee, the Leases are in full force and effect and true and complete copies thereof together with all amendments and modifications have been previously delivered or made available to Agent; and (b) Assignor has no actual knowledge of any condition which with the giving of notice or the passage of time or both would constitute a default on the part of any of the lessees or Assignor under the Leases which would have a material adverse effect on the annual gross revenue for the Property.

4.

Covenants. Except as may be otherwise provided for or permitted by the Credit Agreement, ASSIGNOR COVENANTS with Agent: (i) to observe and perform all the obligations imposed upon the lessor under every such Lease and not to do or permit to be done anything to impair the security thereof; (ii) not to collect any of the rent, income and profits arising or accruing under the Leases or from the Property more than one (1) month in advance of the time when the same shall become due except that Assignor shall be allowed to collect rents more than one (1) month in advance for Leases totaling no more than five percent (5%) of the annual gross revenue for the Property; (iii) not to execute any other assignment of lessor’s interest in the Leases or assignment of rents arising or accruing from the Leases or from the Property; (iv) except in the ordinary course of business, not to alter, modify or change the terms of the Leases, or cancel or terminate the same, or accept a surrender thereof without the prior written consent of Agent in each instance; (v) not to subordinate any Lease to any mortgage or other encumbrance, or permit, consent or agree to such subordination, without Agent’s prior written consent in each instance; (vi) not to convey or transfer or suffer or permit a conveyance or transfer of the premises demised by any Lease or of any interest therein so as to affect directly or indirectly a merger of the estates and rights, or a termination or diminution of the obligations, of any lessee thereunder; (vii) except in the ordinary course of business, not to alter, modify or change the terms of any guaranty of any Lease, or any security for any Lease, or cancel or terminate any such guaranty, or release or reduce any such security, without the prior written consent of Agent in each instance; (viii) except in the ordinary course of business, not to consent to any assignment of or subleasing under any such Lease, unless in accordance with its terms, without the prior written consent of Agent in each instance; (ix) except in the ordinary course of business, not to enter into any future Leases of all or any part of the Property without Agent’s prior written consent in each instance; (x) at Agent’s request, furnish or make available to Agent true and complete copies of all Leases and amendments thereto; and (xi) at Agent’s further request (and in confirmation of the assignment and transfer already made herein of future Leases) to assign and transfer to Agent any and all subsequent Leases upon all or any part of the Property and to execute and deliver at the request of Agent all such further assurances and assignments in the Property as Agent in good faith shall from time to time require.

5.	Further Terms, Covenants and Conditions. THIS ASSIGNMENT is made on the following terms, covenants and conditions:

5.1 Prior to Default. So long as (i) no Event of Default (as defined in the Credit Agreement) exists and (ii) no default has occurred and is continuing uncured beyond the applicable notice and grace period, if any, in the performance of any obligation, covenant or agreement herein, or in the other Loan Documents, contained and on the part of Assignor to be performed (collectively, a “Continuing Default”): Assignor shall have the right and license to manage and operate the Property and to collect at such times as contemplated herein, all rents, income and profits arising under the Leases or from the premises described therein and, subject to the provisions of the other Loan Documents, to retain, use and enjoy the same.

5.2 After Default. At any time when a Continuing Default exists, Agent, without in any way waiving such default, may at its option, without notice, and without regard to the adequacy of the security for the obligations secured hereby and by the Deed of Trust revoke the right and license granted above to Assignor and:

(i) Authorize and direct the lessees named in any existing Leases or any other or future lessees or occupants of the Property, upon receipt from Agent of written notice to the effect that Agent is or the Lenders are then the holder of the Note and the Deed of Trust and that a Continuing Default exists thereunder, to pay over to Agent all rents, income and profits arising or accruing under the Leases or from the Property and to continue to do so until otherwise notified in writing by Agent. Assignor agrees that every lessee and occupant shall have the right to rely upon any such statement and request by Agent that lessee or occupant shall pay such rents to Agent without any obligation or right to inquire as to whether such Continuing Default actually exists notwithstanding any notice from or claim of Assignor to the contrary and that Assignor shall have no right or claim against lessees or occupants for any such rent so paid by lessees or occupants to Agent after such notice to the lessee or occupant by Agent;

(ii) Either in person or by agent, with or without bringing any action or proceedings, or by a receiver appointed by a court, take possession of the Property and have, hold, manage, lease and operate the same on such terms and for such period of time as Agent may deem proper and, either with or without taking possession of the Property in its own name, demand, sue for, or otherwise collect and receive, all rents, income and profits of the Property, including those past due and unpaid, with full power to make from time to time all improvements, alterations, renovations, repairs and replacements thereto or thereof as may seem proper to Agent; and

(iii) Apply such rents, income and profits to the payment of:

(a) all reasonable expenses of managing the Property including, without being limited thereto, the salaries, fees and wages of a managing agent and such other employees as Agent may deem necessary or desirable, and all expenses of operating and maintaining the Property, including, without being limited thereto, all taxes, charges, claims, assessments, water rents, sewer rents and other liens, and premiums for all insurance which Agent may deem necessary or desirable, the payment or refund of security deposits, or interest thereon, and the cost of all improvements, alterations, renovations, repairs or replacements, as Agent deems reasonably necessary, and all expenses incident to taking and retaining possession of the Property; and

(b) all sums which Assignor is responsible to pay under the Deed of Trust, and the principal sum, interest and indebtedness secured hereby and by the Deed of Trust, and all other Obligations together with all reasonable costs and reasonable attorneys, fees, in such order of priority as to any of the items mentioned in this clause (iii), as Agent in its sole discretion may determine, any statute, law, custom, or use to the contrary notwithstanding.

The exercise by Agent of the option granted it in this Section 5.2 and the collection of the rents, income and profits and the application thereof as herein provided shall not be considered a waiver by Agent of any Default under the other Loan Documents, or the Leases, or this Assignment.

5.3 Continuing Effect. Upon payment in full to Agent and the Lenders of the principal sum, interest, indebtedness and other Obligations secured hereby and by the Deed of Trust, this Assignment shall become null and be void and of no effect, but the affidavit of any officer, agent, or attorney of Agent or the Lenders made in good faith showing any part of said principal, interest, indebtedness or other Obligations to remain unpaid shall be and constitute conclusive evidence of the validity, effectiveness and continuing force of this Assignment and any person may, and is hereby authorized to, rely thereon. The discharge of record of the Deed of Trust dated as of even date given by Assignor to Agent shall constitute a discharge of this Assignment and a release of Agent’s and the Lenders’ interest in the Leases and rents assigned hereby and the reassignment thereof (without recourse to Agent or any Lender) to Assignor and all those claiming of record by, through or under Assignor.

5.4 No Waiver; Concurrent Rights. Nothing contained in this Assignment and no act done or omitted by Agent pursuant to the powers and rights granted it hereunder shall be deemed to be a waiver by Agent of its rights and remedies hereunder or any one or more of the other Loan Documents, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Agent under the terms of any of the other Loan Documents. The right of Agent to collect said principal sums, interest and indebtedness and to enforce any other security therefor held by it may be exercised by Agent either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

5.5 No Liability. Neither Agent nor any Lender shall be liable for any loss sustained by Assignor resulting from Agent’s failure to let the Property after default or from any other act or omission of Agent in managing the Property after default unless such loss is caused by the gross negligence or willful misconduct of Agent. Agent shall not be obligated to perform or discharge, nor does Agent hereby undertake to perform or discharge, any obligation, duty or liability under the Leases, under any ground lease, or under or by reason of this Assignment, and Assignor shall, and does hereby agree to, indemnify Agent and each of the Lenders for, and to defend and hold Agent and each of the Lenders harmless from, any and all liability, loss or damage which may or might be incurred under or by reason of this Assignment and from any and all claims and demands whatsoever which may be asserted against Agent or any Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases or any ground lease. Should Agent or any Lender incur any such liability under the Leases or under or by reason of this Assignment, or in defense of any such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys, fees shall be secured hereby and by the Deed of Trust and by the other collateral for the Obligations and Assignor shall reimburse Agent and the Lenders therefor immediately upon demand and upon the failure of Assignor so to do, Agent may, at its option, declare all sums secured hereby immediately due and payable. It is further understood that this Assignment shall not operate to place responsibility for the control, care, management or repair of said Property upon Agent, nor for the carrying out of any of the terms and conditions of the Leases or any ground lease; nor shall it operate to make Agent responsible or liable for any waste committed on the Property by tenants or any other parties, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of said Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Notwithstanding the foregoing, Agent and the Lenders shall not be indemnified on account of, or exculpated from acts of, their own gross negligence or willful misconduct.

5.6 Effect of Foreclosure Deed. Unless Agent otherwise elects in the instance of a Lease which is subordinate to the Deed of Trust and is thus terminated by the foreclosure, upon the issuance of any deed or deeds pursuant to a judicial or non-judicial foreclosure of the Deed of Trust, all right, title and interest of Assignor in and to the Leases shall, by virtue of this instrument and such deed or deeds, thereupon vest in and become the absolute property of the grantee or grantees in such deed or deeds without any further act or assignment by Assignor. Assignor hereby irrevocably appoints Agent and its successors and assigns as its agent and attorney in fact to execute all instruments of assignment for further assurance in favor of such grantee or grantees in such deed or deeds as may be necessary or desirable for such purpose.

5.7 Intentionally Omitted.

5.8 Rights Contained in Deed of Trust. This Assignment is intended to be supplementary to, and not in substitution for, or in derogation of, any assignment of rents to secure the Obligations contained in the Deed of Trust or in any other Loan Document. In the event of any conflict between this Assignment and any of the other Loan Documents, Agent shall have the right from time to time to determine which provisions shall govern.

5.9 Notices. Any notice or communications in connection herewith shall be sufficiently given only if given in the manner provided for in the Credit Agreement.

6.	Governing Law and Consent to Jurisdiction.

6.1 Substantial Relationship. It is understood and agreed that all of the Loan Documents were delivered in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

6.2 Place of Delivery. Assignor agrees to furnish to Agent at Agent’s office in Boston, Massachusetts all further instruments, certifications and documents to be furnished hereunder, if any.

6.3 Governing Law. This Assignment, except as otherwise provided in Section 6.4, and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the State of New York without regard to principles of conflicts of law.

6.4 Exceptions. Notwithstanding the foregoing choice of law:

A. The creation and perfection of the lien and any assignment of rents and security interest hereunder and the procedures governing the enforcement by Agent and the Lenders of its exercise of its remedies against Assignor under this Assignment, the Deed of Trust and under the other Loan Documents with respect to the Mortgaged Property to which any Assignor is a party (as described in the Deed of Trust) or other assets situated in the State of California, including by way of illustration, but not in limitation, non-judicial foreclosure and actions for foreclosure, for injunctive relief, or for the appointment of a receiver, shall be governed by the laws of the State of California; and

B. Agent and the Lenders shall comply with applicable law in the State of California to the extent required in connection with the foreclosure of the security interests and liens created under this Assignment, the Deed of Trust and the other Loan Documents with respect to the Mortgaged Property or other assets situated in the State of California.

Nothing contained herein or any other provisions of the Loan Documents shall be construed to provide that the substantive laws of the State of California shall apply to any party’s rights and obligations under any of the Loan Documents, which are and shall continue to be governed by the substantive law of State of New York, except as expressly set forth in clauses (A) and (B) of this Section 6.4. In addition, the fact that portions of the Loan Documents may include provisions drafted to conform to the law of the State of California is not intended, nor shall it be deemed, in any way, to derogate the parties’ choice of law as set forth or referred to in this Assignment, the Deed of Trust, the Loan Agreement or in the other Loan Documents. The parties further agree that Agent may enforce its rights under the Loan Documents including, but not limited to, its rights to sue Assignor or to collect any outstanding indebtedness in accordance with applicable law.

6.5 Consent to Jurisdiction. Assignor hereby consents to the nonexclusive personal jurisdiction in any state or Federal court located within the State of New York and the State of California.

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IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed and delivered as of the date first written above.

TRUSTOR:	SSTI 12714 S LA CIENEGA BLVD, LLC, a Delaware limited liability company

	By:	Strategic Storage Trust, Inc.,
a Maryland corporation, its Manager

		By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: President

(Notary)